Exhibit 10.1

Execution Version

CONTRIBUTION AGREEMENT

BY AND AMONG

ENVIVA HOLDINGS, LP

ENVIVA MLP HOLDCO, LLC

ENVIVA, LP

ENVIVA COTTONDALE ACQUISITION I, LLC

AND

ENVIVA PARTNERS, LP

DATED AS OF APRIL 9, 2015

CONTRIBUTION AGREEMENT

This Contribution Agreement, dated as of April 9, 2015 (this “Agreement”), is entered into by and among Enviva Holdings, LP, a Delaware limited partnership (“Enviva Holdings”), Enviva MLP Holdco, LLC, a Delaware limited liability company (“MLP Holdco”), Enviva, LP, a Delaware limited partnership (“Enviva”), Enviva Cottondale Acquisition I, LLC, a Delaware limited liability company (“Acquisition I”), and Enviva Partners, LP, a Delaware limited partnership (“MLP”). The above named entities are sometimes referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Enviva Holdings owns a 100% limited partner interest in MLP and a 100% limited liability company interest in Enviva Partners GP, LLC, a Delaware limited liability company (“MLP GP”) and the general partner of MLP;

WHEREAS, Enviva Holdings owns a 100% limited liability company interest in MLP Holdco;

WHEREAS, Enviva Holdings owns a 100% limited liability company interest in Acquisition I, which owns a 100% limited liability company interest in Enviva Cottondale Acquisition II, LLC, a Delaware limited liability company (“Acquisition II”), which owns a 100% limited liability company interest in Enviva Pellets Cottondale, LLC, a Delaware limited liability company (“Cottondale”);

WHEREAS, Enviva Holdings owns a 100% limited liability company interest in Enviva Development Holdings, LLC, a Delaware limited liability company, which (i) owns a 100% limited liability company interest in Enviva Pellets Lucedale, LLC, a Delaware limited liability company (“Lucedale”), and (ii) is the managing member of Enviva Wilmington Holdings, LLC, a Delaware limited liability company (“Wilmington Holdings”);

WHEREAS, MLP Holdco is (i) the sole limited partner of Enviva LP, owning a partnership interest in Enviva with a 99.999% sharing ratio, and (ii) the sole member of Enviva GP, LLC, a Delaware limited liability company (“Enviva GP”) and the general partner of Enviva, owning a 100% limited liability company interest in Enviva GP;

WHEREAS, MLP owns a 100% limited liability company interest in Enviva C&M Holdings, LLC, a Delaware limited liability company (“C&M Holdings”);

WHEREAS, MLP will enter into a new credit agreement (the “New MLP Credit Agreement”) providing for a $174.5 million term loan facility and a $25.0 million revolving credit facility;

WHEREAS, pursuant to the Assignment and Assumption Agreement, dated as of January 28, 2015, by and among Cottondale and Lucedale, Cottondale previously assigned, conveyed, transferred and delivered to Lucedale all of its rights, benefits, privileges and obligations under the (i) Option Agreement, dated as of October 1, 2012, by and between

Cottondale and George County, Mississippi (“George County”), (ii) Ground Lease and Option Supplemental Agreement, dated as of July 25, 2013, between Cottondale and George County, and (iii) Memorandum of Understanding, dated as of July 31, 2013, among Cottondale, Mississippi Development Authority, George County, George County Economic Development District and Jackson County Port Authority;

WHEREAS, in connection with the closing under the New MLP Credit Agreement, each of the following actions will occur at the times specified hereafter:

1.	Enviva shall distribute, and shall cause its subsidiaries to distribute, all cash and cash equivalents, including accounts receivable, to MLP Holdco;

2.	MLP shall cause C&M Holdings to merge with and into MLP, with MLP continuing as the surviving Delaware limited partnership;

3.	Enviva Holdings shall contribute, assign, transfer, convey and deliver a 100% limited partner interest in MLP and a 100% limited liability company interest in MLP GP to MLP Holdco;

4.	MLP Holdco shall contribute, assign, transfer, convey and deliver a partnership interest in Enviva with a 99.999% sharing ratio and a 100% limited liability company interest in Enviva GP to MLP in exchange for the future issuance by MLP (i) to MLP Holdco of the Sponsor Units, the right to receive the Firm Net Proceeds and the right to receive the Deferred Issuance and Distribution and (ii) to MLP GP of the Incentive Distribution Rights in connection with the Offering;

5.	Acquisition I shall contribute, assign, transfer, convey and deliver a 100% limited liability company interest in Acquisition II to MLP in exchange for (i) the issuance by MLP of a 24.58% limited partner interest in MLP to Acquisition I and (ii) the future issuance by MLP to Acquisition I of a certain number of Common Units in connection with the Offering; and

6.	MLP shall borrow $174.5 million under the New MLP Credit Agreement (i) to repay, or cause to be repaid, all outstanding indebtedness under the Enviva LP Credit Agreement and (ii) to retain funds for a future distribution to MLP Holdco;

WHEREAS, upon the repayment of all outstanding indebtedness under the Enviva LP Credit Agreement and the related release of all liens thereunder, Enviva will transfer a 100% limited liability company interest in Enviva Pellets Southampton, LLC, a Delaware limited liability company (the “Southampton Interest”), to Enviva Holdings, and Enviva Holdings will transfer the Southampton Interest to Wilmington Holdings, pursuant to the Contribution Agreement, dated as of November 25, 2014, by and between Enviva LP and Wilmington Holdings; and

WHEREAS, each of the Parties and the stockholders, members, partners, boards of directors or managers of the Parties, as the case may be, have taken all corporate, partnership, limited liability company or other action, as the case may be, required to be taken to approve the transactions contemplated by this Agreement.

NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

The following defined terms will have the meaning given below:

“Acquisition I” has the meaning set forth in the introductory paragraph of this Agreement.

“Acquisition II” has the meaning set forth in the Recitals of this Agreement.

“A&R LPA” means the First Amended and Restated Agreement of Limited Partnership of MLP, substantially in the form attached as Appendix A to the prospectus constituting part of the Registration Statement.

“Cottondale” has the meaning set forth in the Recitals of this Agreement.

“Cottondale Interest” has the meaning set forth in Section 2.6.

“Cottondale Interest Liabilities” means all liabilities arising out of or related to the ownership of the Cottondale Interest to the extent arising or accruing on and after the Effective Date, whether known or unknown, accrued or contingent, and whether or not reflected on the books and records of Acquisition I, Acquisition II, Cottondale or their affiliates.

“Common Units” has the meaning set forth in the A&R LPA.

“C&M Holdings” has the meaning set forth in the Recitals of this Agreement.

“Deferred Issuance and Distribution” means (i) any additional Common Units that will be issued to MLP Holdco that is equal to the excess, if any, of (x) the total number of Option Units over (y) the aggregate number of Common Units, if any, actually purchased by and issued to the Underwriters pursuant to the exercise(s) of the Over-Allotment Option and (ii) an amount of cash equal to the net proceeds (net of the Underwriters’ Spread) of each exercise of the Over-Allotment Option.

“Effective Date” means the effective date of the New MLP Credit Agreement.

“Enviva” has the meaning set forth in the introductory paragraph of this Agreement.

“Enviva GP” has the meaning set forth in the Recitals of this Agreement.

“Enviva Holdings” has the meaning set forth in the introductory paragraph of this Agreement.

“Enviva LP Credit Agreement” means the Credit and Guaranty Agreement, dated as of November 9, 2012, among MLP Holdco, Enviva GP, Enviva, as Borrower, certain subsidiaries of Enviva as Guarantors, the Lenders party thereto, the LC Facility Issuing Banks party thereto, Barclays Bank PLC, as collateral agent, and Barclays Bank PLC, as administrative agent.

“Firm Net Proceeds” means the proceeds of the Offering, net of the Underwriters’ Spread and estimated expenses incurred in connection with the Offering.

“Firm Units” means the Common Units to be sold to the Underwriters pursuant to the terms of the Underwriting Agreement, excluding the Option Units.

“George County” has the meaning set forth in the Recitals of this Agreement.

“Incentive Distribution Rights” has the meaning set forth in the A&R LPA.

“Lucedale” has the meaning set forth in the Recitals of this Agreement.

“MLP” has the meaning set forth in the introductory paragraph of this Agreement.

“MLP GP” has the meaning set forth in the Recitals of this Agreement.

“MLP Holdco” has the meaning set forth in the introductory paragraph of this Agreement.

“New MLP Credit Agreement” has the meaning set forth in the Recitals of this Agreement.

“Offering” means a proposed firm commitment written offering of the Firm Units.

“Operating Interests” has the meaning set forth in Section 2.4.

“Operating Interests Liabilities” means all liabilities arising out of or related to the ownership of the Operating Interests to the extent arising or accruing on and after the Effective Date, whether known or unknown, accrued or contingent, and whether or not reflected on the books and records of MLP Holdco, Enviva, Enviva GP or their affiliates.

“Option Units” means the Common Units subject to the Over-Allotment Option.

“Over-Allotment Option” means the Underwriter’s option to purchase a number of Common Units up to 15% of the Firm Units pursuant to the Underwriting Agreement.

“Registration Statement” means the Registration Statement on Form S-1 filed with the Securities and Exchange Commission (Registration No. 333-199625), as amended.

“Sponsor Units” means the Common Units and subordinated units representing limited partner interests in MLP that will be issued to MLP Holdco in connection with the Offering.

“Structuring Fee” means a structuring fee equal to 0.50% of the gross proceeds of the sale of the Firm Units payable by MLP to Barclays Capital Inc. and Goldman, Sachs & Co.

“Underwriters” means the underwriting syndicate listed in Schedule I of the Underwriting Agreement.

“Underwriters’ Spread” means the Underwriters’ discount as set forth in the Underwriting Agreement plus the Structuring Fee.

“Underwriting Agreement” means a firm commitment underwriting agreement to be entered into among MLP GP, MLP, MLP Holdco, Enviva Holdings and the Underwriters, in substantially the form attached as Exhibit 1.1 to the Registration Statement.

“Wilmington Holdings” has the meaning set forth in the Recitals of this Agreement.

ARTICLE II

CONTRIBUTIONS AND OTHER MATTERS

On the Effective Date, the following distributions, capital contributions and other transactions shall be completed in the order set forth below:

Section 2.1 Distribution of Cash and Cash Equivalents.

Enviva shall distribute, and shall cause its subsidiaries to distribute, all cash and cash equivalents, including accounts receivable, to MLP Holdco.

Section 2.2 Merger of C&M Holdings with MLP.

MLP shall cause C&M Holdings to merge with and into MLP, with MLP continuing as the surviving Delaware limited partnership.

Section 2.3 Contribution of Interests in MLP and MLP GP to MLP Holdco.

Enviva Holdings shall contribute, assign, transfer, convey and deliver a 100% limited partner interest in MLP and a 100% limited liability company interest in MLP GP to MLP Holdco, and MLP Holdco hereby accepts such interests and agrees to be bound by the respective terms and conditions of the agreement of limited partnership of MLP and the limited liability company agreement of MLP GP.

Section 2.4 Contribution of Interests in Enviva and Enviva GP to MLP.

MLP Holdco shall contribute, assign, transfer, convey and deliver to MLP a partnership interest in Enviva with a 99.999% sharing ratio and a 100% limited liability company interest in Enviva GP (collectively, the “Operating Interests”), and MLP hereby accepts such interests and agrees to be bound by the respective terms and conditions of the agreement of limited partnership of Enviva and the limited liability company agreement of Enviva GP.

Section 2.5 Issuance of Consideration to MLP Holdco for Contribution of Interests in Enviva and Enviva GP.

As consideration of the transfer of interests in Enviva and Enviva GP set forth in Section 2.4, MLP agrees that it will issue in the future, in connection with the Offering, (i) to MLP Holdco the Sponsor Units, the right to receive an amount of cash equal to the Firm Net Proceeds and the right to receive the Deferred Issuance and Distribution, and (ii) to MLP GP the Incentive Distribution Rights.

Section 2.6 Contribution of Interest in Acquisition II.

Acquisition I shall contribute, assign, transfer, convey and deliver to MLP a 100% limited liability company interest in Acquisition II (the “Cottondale Interest”), and MLP hereby accepts such interest and agrees to be bound by the terms and conditions of the limited liability company agreement of Acquisition II.

Section 2.7 Issuance of Consideration to Acquisition I for Contribution of Interest in Acquisition II.

As consideration of the transfer of interest in Acquisition II set forth in Section 2.6, (i) MLP shall issue a 24.58% limited partner interest in MLP to Acquisition I and (ii) MLP agrees that it will issue in the future, in connection with the Offering, to Acquisition I a number of Common Units to be determined in the future. Acquisition I hereby accepts the 24.58% limited partner interest in MLP and agrees to be bound by the terms and conditions of the agreement of limited partnership of MLP.

Section 2.8 Payment Obligation.

MLP agrees that upon the closing under the New MLP Credit Agreement, it will borrow, or cause to be borrowed, $174.5 million under the New MLP Credit Agreement and to use, or cause to be used, such funds (i) to repay, or cause to be repaid, all outstanding indebtedness of $82,153,121.87 under the Enviva LP Credit Agreement and to retain $85,874,769.79 million for a future distribution to MLP Holdco.

ARTICLE III

ASSUMPTION OF LIABILITIES

Section 3.1 Assumption of Operating Interests Liabilities by MLP.

In connection with the contribution and transfer by MLP Holdco of the Operating Interests to MLP, as set forth in Section 2.4 above, MLP hereby assumes and agrees to duly and timely pay, perform and discharge the Operating Interests Liabilities associated with the Operating Interests, to the full extent that MLP Holdco has been heretofore or would have been in the future obligated to pay, perform and discharge the Operating Interests Liabilities were it not for the execution and delivery of this Agreement; provided, however, that said assumption and agreement to duly and timely pay, perform and discharge the Operating Interests Liabilities shall not (a) increase the obligation of MLP with respect to the Operating Interests Liabilities beyond that of MLP Holdco, (b) waive any valid defense that was available to MLP Holdco with respect to the Operating Interests Liabilities or (c) enlarge any rights or remedies of any third party, if any, under any of the Operating Interests Liabilities.

Section 3.2 Assumption of Cottondale Interest Liabilities by MLP.

In connection with the contribution and transfer by Acquisition I of the Cottondale Interest to MLP, as set forth in Section 2.6 above, MLP hereby assumes and agrees to duly and timely pay, perform and discharge the Cottondale Interest Liabilities associated with the Cottondale Interest, to the full extent that Acquisition I has been heretofore or would have been in the future obligated to pay, perform and discharge the Cottondale Interest Liabilities were it not for the execution and delivery of this Agreement; provided, however, that said assumption and agreement to duly and timely pay, perform and discharge the Cottondale Interest Liabilities shall not (a) increase the obligation of MLP with respect to the Cottondale Interest Liabilities beyond that of Acquisition I, (b) waive any valid defense that was available to Acquisition I with respect to the Cottondale Interest Liabilities or (c) enlarge any rights or remedies of any third party, if any, under any of the Cottondale Interest Liabilities.

ARTICLE IV

MISCELLANEOUS

Section 4.1 Further Assurances.

From time to time, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and to do all such other acts and things, all in accordance with applicable law, as may be reasonably necessary or appropriate (a) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, (b) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests distributed, contributed or assigned by this Agreement or intended to be so and (c) more fully and effectively carry out the purposes and intent of this Agreement.

Section 4.2 Successors and Assigns.

The Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

Section 4.3 No Third Party Rights.

The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or entity or confer upon any other person or entity any benefits, rights or remedies, and no person or entity is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

Section 4.4 Severability.

If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement to the greatest extent possible.

Section 4.5 Entire Agreement.

This Agreement and the instruments referenced herein supersede all previous understandings or agreements among the Parties, whether oral or written, with respect to the subject matter of this Agreement and such instruments. This Agreement and such instruments contain the entire understanding of the Parties with respect to the subject matter hereof and thereof. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto after the date of this Agreement pursuant to Section 4.6.

Section 4.6 Amendment or Modification.

This Agreement may be amended or modified at any time or from time to time only by a written instrument, specifically stating that such written instrument is intended to amend or modify this Agreement, signed by each of the Parties.

Section 4.7 Construction.

All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. All references herein to Articles and Sections shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, and not to any particular provision of this Agreement. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

Section 4.8 Counterparts.

This Agreement may be executed in any number of counterparts with the same effect as if all Parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument. The delivery of an executed counterpart copy of this Agreement by facsimile or electronic transmission in PDF format shall be deemed to be the equivalent of delivery of the originally executed copy thereof.

Section 4.9 Deed; Bill of Sale; Assignment.

To the extent required and permitted by applicable law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the assets and interests referenced herein.

Section 4.10 Applicable Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law.

IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties as of the date first written above.

ENVIVA HOLDINGS, LP

By:	Enviva Holdings GP, LLC, as its sole general partner

By:	/s/ William H. Schmidt, Jr.
Name:	William H. Schmidt, Jr.
Title:	Executive Vice President, General Counsel and Secretary

ENVIVA MLP HOLDCO, LLC

By:	/s/ William H. Schmidt, Jr.
Name:	William H. Schmidt, Jr.
Title:	Executive Vice President, General Counsel and Secretary

ENVIVA, LP

By:	Enviva GP, LLC, as its sole general partner

By:	/s/ William H. Schmidt, Jr.
Name:	William H. Schmidt, Jr.
Title:	Executive Vice President, General Counsel and Secretary

ENVIVA PARTNERS, LP

By:	Enviva Partners GP, LLC, as its sole general partner

By:	/s/ William H. Schmidt, Jr.
Name:	William H. Schmidt, Jr.
Title:	Executive Vice President, General Counsel and Secretary

SIGNATURE PAGE TO

CONTRIBUTION AGREEMENT

ENVIVA COTTONDALE ACQUISITION I, LLC

By:	/s/ William H. Schmidt, Jr.
Name:	William H. Schmidt, Jr.
Title:	Executive Vice President, General Counsel and Secretary

SIGNATURE PAGE TO

CONTRIBUTION AGREEMENT